                                                                    Exhibit 99.1


[LOGO APPEARS HERE]


                                For further information contact:
                                -------------------------------
                                Remedy Corporation
                                Mountain View, CA 94043
                                Lori Barker, Director of Finance
                                (650) 903-5246



                Remedy Reports Second Quarter Financial Results


Mountain View, California, July 24, 2001 -- Remedy(R) Corporation (Nasdaq:
RMDY), a leading provider of Information Technology Service Management (ITSM) and Customer Relationship Management (CRM) solutions, today announced financial results for the second fiscal quarter ended June 30, 2001. Revenues for the second quarter totaled $64.3 million, with a pro forma net income of $1.9 million, or a diluted earnings per share of $0.06, excluding goodwill amortization and one-time charges for restructuring and professional fees incurred as a part of the planned acquisition of Remedy by Peregrine Systems, Inc. Including goodwill amortization, restructuring charges and acquisition-related charges, basic and diluted loss per share was $0.08.

"We are pleased that we achieved our short-term goal-- restoring Remedy to profitability on a pro forma basis-- especially in light of continued economic uncertainties and the unavoidable disruption of some sales campaigns by the announcement of our planned combination with Peregrine," said Larry Garlick, Chairman and Chief Executive Officer. "Our loyal customer base and the significant component of second quarter revenue from new customers are important indications of the strong value proposition Remedy's solutions provide. Longer-term, our pipeline is solid, our solutions are well positioned for continued leadership, and our team has never been stronger. As we prepare to combine forces with Peregrine, we believe the roadmap has never been brighter for customers, partners, employees and shareholders."

Remedy and Peregrine Systems, Inc. announced the signing of a definitive agreement under which Peregrine will acquire all of the outstanding equity of Remedy in exchange for a combination of cash and shares of Peregrine stock. In exchange for each share of Remedy stock, shareholders of Remedy will receive $9.00 in cash and 0.9065 shares of Peregrine common stock. The acquisition is expected to close in the third calendar quarter, subject to approval of Remedy's shareholders at the August 27, 2001 special meeting, foreign regulatory review and compliance with other closing conditions contained in the definitive merger agreement.

The company will host a teleconference call Tuesday, July 24/th/, commencing at 1:30 PM PDT, to discuss the second quarter results and related matters. All interested parties may listen by tuning into the web cast at
www.streetfusion.com. For additional information on the conference call, please
--------------------
call Remedy Investor Relations at (650) 903-5258.

This announcement contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results described in such statements. Factors that might cause such a difference include, but are not limited to, the pace of IT spending and general economic conditions, inability to quickly scale down costs and estimate one-time charges, continued training of the sales organization, expansion of web-based technology, the ability to provide customer support and other factors discussed in the "Risk Factors" section of the Registration Statement on Form S-4 (No. 333-64458) filed by Peregrine Systems, Inc. on July 3, 2001 and the Company's Report on Form 10-K and Report on Form 10-Q filed with the Securities and Exchange Commission for the periods ended December 31, 2000 and March 31, 2001, copies of which are available on request from the Investor Relations department of the Company. With respect to the pending acquisition of Remedy by Peregrine, while Peregrine and Remedy have entered into a definitive merger agreement, there is no assurance that the parties will complete the transaction. In the event that the companies do not receive necessary government or stockholder approvals or fail to satisfy conditions for closing, the transaction will terminate. Additional information regarding the necessary government or stockholder approvals and the conditions for closing are contained in Peregrine's registration statement on Form S-4 described above.

About Remedy

Remedy is a leading supplier of Information Technology Service Management (ITSM) and Customer Relationship Management (CRM) solutions, with Remedy products sold to more than 10,000 customer sites. Remedy's fast deployment programs and radical adaptability accelerate an organization's move to eBusiness as well as increasing the ability to continually differentiate from competitors. By focusing on internal and external service, Remedy's customers continually improve both their customer interactions and their internal operations to raise satisfaction and lower costs. More information on Remedy, its products and its services is available on the company's Web site at www.remedy.com.

(C) 2001 Remedy Corporation. Remedy, and Remedy Corporation & Design, are trademarks of Remedy Corporation, Mountain View, California which may be registered or pending in certain jurisdictions. All other trademarks are the property of their respective owners.

REMEDY CORPORATION
July 24, 2001

                              REMEDY CORPORATION
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands, except per share amounts)

                                                               Three months ended June 30,            Six months ended June 30,
                                                       -------------------------------------       ------------------------------
                                                             2001                  2000                 2001              2000
                                                       -----------------     ---------------       ---------------   ------------
                                                                        (Unaudited)                            (Unaudited)
Revenues:
  Product                                                     $ 25,782            $  39,750            $   54,863        $  75,170
  Maintenance and service                                       38,555               29,376                74,229           55,888
                                                        --------------       --------------        --------------        ---------
          Total revenues                                        64,337               69,126               129,092          131,058

Costs and expenses:
  Cost of product revenues                                       1,625                2,387                 3,540            4,789
  Cost of maintenance and service revenues                      14,448               12,568                29,327           23,605
  Research and development                                      13,517               12,836                29,057           24,122
  Sales and marketing                                           29,740               25,218                63,493           50,990
  General and administrative                                     4,702                4,335                 8,798            7,574
                                                        --------------       --------------        --------------        ---------

Total costs and expenses before goodwill,
other intangible amortization and other charges                 64,032               57,344               134,215          111,080

Pro forma income (loss) before goodwill, other
intangible amortization and other charges                          305               11,782                (5,123)          19,978

Interest income, net                                             2,311                2,408                 5,062            4,082
                                                        --------------       --------------        --------------        ---------

Pro forma income (loss) before provision (benefit)
for income taxes, goodwill, other intangible
amortization and other charges                                   2,616               14,190                   (61)          24,060

Provision (benefit) for income taxes                               732                4,257                   (18)           7,415
                                                        --------------       --------------        --------------        ---------
Pro forma net income (loss) before goodwill,
 other intangible amortization and other charges              $  1,884            $   9,933                  ($43)       $  16,645
                                                        --------------       --------------        --------------        ---------

Goodwill and other intangible amortization, net of tax           1,906                1,542                 3,759            2,786
Restructuring charges, net of tax                                  702                    -                 3,145                -
Peregrine acquisition expenses, net of tax                       1,818                    -                 1,818                -
                                                        --------------       --------------        --------------        ---------
Net income (loss)                                             $  2,542)               8,391               ($8,765)       $  13,859
                                                        ==============       ==============        ==============        =========
PROFORMA DILUTED-Net income (loss) per common
and common equivalent share before goodwill and other
intangible amortization and charges                           $   0.06            $    0.29            $        -        $    0.49
                                                        ==============       ==============        ==============        =========

PROFORMA DILUTED-Shares used in computing per share
 amounts                                                        32,121               34,316                30,517           34,200
                                                        ==============       ==============        ==============        =========
DILUTED-Net income (loss) per common and common
 equivalent share                                             $  (0.08)           $    0.24            $    (0.29)       $    0.41
                                                        ==============       ==============        ==============        =========

DILUTED-Shares used in computing per share amounts              30,690               34,316                30,517           34,200
                                                        ==============       ==============        ==============        =========
BASIC-Net income (loss) per common share                       $ (0.08)           $    0.27             $   (0.29)       $    0.45
                                                        ==============       ==============        ==============        =========
BASIC-Shares used in computing per share amounts                30,690               31,235                30,517           30,827
                                                        ==============       ==============        ==============        =========

REMEDY CORPORATION                                                        Page 6
July 24, 2001



                              REMEDY CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                (In thousands)

                                                                            June 30,      December 31,
                                                                              2001           2000
                                                                         -------------   ------------
Assets                                                                     (Unaudited)         (1)
Current assets:
  Cash, cash equivalents and short-term investments                         $ 218,532      $  207,899
  Accounts receivable, net                                                     51,972          79,326
  Prepaid expenses and other current assets                                     7,246           5,861
  Deferred tax asset                                                            7,157           7,157
                                                                           ----------     -----------
          Total current assets                                                284,907         300,243
Property and equipment, net                                                    21,295          19,418
Goodwill and other intangible assets, net                                      23,441          25,439
Other non-current assets                                                          910             524
Deferred tax asset - non-current portion                                        3,437           3,437
                                                                           ----------     -----------
                                                                            $ 333,990      $  349,061
                                                                           ==========     ===========

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                                          $   1,662      $    4,036
  Accrued compensation and related liabilities                                  7,249          10,293
  Income taxes payable                                                            -             3,616
  Other accrued liabilities                                                    17,074          20,942
  Deferred revenue                                                             58,000          56,915
                                                                           ----------     -----------
          Total current liabilities                                            83,985          95,802

Stockholders' equity                                                          250,005         253,259
                                                                           ----------     -----------
                                                                            $ 333,990      $  349,061
                                                                           ==========     ===========

(1) Derived from audited financial statements